Exhibit 99.1

MPLX LP Announces Fourth-Quarter and Full-Year 2013 Financial Results

•	Quarterly distribution increased by 5 percent to $0.3125 per unit

•	19 percent increase in quarterly distribution over the minimum quarterly distribution

•	$28.3 million of distributable cash flow and adjusted EBITDA of $28.9 million

•	Sponsor announced significant investments in MLP-eligible assets

FINDLAY, Ohio, Jan. 29, 2014 – MPLX LP (NYSE: MPLX) today reported fourth-quarter net income attributable to MPLX of $20.2 million, or $0.27 per common limited partner unit. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to MPLX were $28.9 million and distributable cash flow attributable to MPLX was $28.3 million.

Net income attributable to MPLX was $77.9 million, or $1.05 per common limited partner unit for the full-year 2013. Adjusted EBITDA attributable to MPLX was $111.2 million and distributable cash flow attributable to MPLX was $114.6 million in 2013.

On Jan. 23, the board of directors declared a distribution of $0.3125 per unit. This distribution represents an increase of $0.015 per unit, or 5 percent, above the third-quarter 2013 distribution of $0.2975 per unit and a 19 percent increase over the minimum quarterly distribution of $0.2625 established at the time of MPLX’s initial public offering (IPO) in October 2012.

“During MPLX’s first full year as a publicly traded partnership, we demonstrated our ability to add value to unitholders,” said Chairman and Chief Executive Officer Gary R. Heminger. “Consistent with our objective of maintaining an attractive distribution growth profile over an extended period of time, we have increased our distribution every quarter since our IPO.”

Heminger noted that in 2013 MPLX also took steps to capitalize on shifts in the energy market. “The increase in North American crude oil production makes a top-tier energy logistics company such as ours an increasingly important source of value for investors, and we have continued positioning ourselves to leverage our assets and midstream expertise,” he said. “In addition to completing our first acquisition of assets from our sponsor, Marathon Petroleum Corporation, we also initiated work on the Cornerstone Pipeline in southeast Ohio, an organic project that will leverage growing Utica Shale liquids production and provide growth to MPLX’s distributable cash flow.”

Heminger noted that Marathon Petroleum Corporation (MPC) announced planned equity investments in Enbridge Energy Partners L.P.’s Sandpiper and Southern Access Extension pipeline projects, which will link North American crude oil production with the Midwest refining region. “These infrastructure investments represent attractive potential additions to MPLX in the future,” Heminger said.

Discussion of results

MPLX revenues and other income for the fourth quarter of 2013 were $125.6 million and $486.3 million for full-year 2013, driven primarily by total pipeline throughput of 1.87 million and 1.97 million barrels per day, respectively. MPC and related parties accounted for 89 percent of the revenues, including revenues attributable to volumes shipped by MPC under joint tariffs with third parties, in the fourth quarter and full year of 2013. After deducting MPC’s retained interest, adjusted EBITDA attributable to MPLX for the fourth quarter of 2013 was $28.9 million and $111.2 million for the full-year 2013.

During the fourth quarter of 2013, MPC did not ship its minimum committed volumes on certain MPLX pipeline systems. Included in distributable cash flow attributable to MPLX for the quarter was $6 million of deficiency payments from MPC that was not included in net income or adjusted EBITDA. In addition, $2.2 million of revenue was included in adjusted EBITDA attributable to MPLX resulting from recognizing volume deficiency credits that were generated in a prior quarter and not utilized by MPC.

As of Dec. 31, 2013, MPLX had $54.1 million of cash and cash equivalents and an undrawn $500 million revolving credit facility available, the combination of which will allow MPLX to pursue growth opportunities that expand its growing base of distributable cash flow.

Conference call

At 2 p.m. EST today, MPLX will hold a webcast and conference call to discuss the reported results and provide an update on operations. Interested parties may listen to the conference call on MPLX’s website at http://www.mplx.com by clicking on the “2013 Fourth-Quarter Financial Results” link in the “News & Headlines” section. Replays of the conference call will be available on MPLX’s website through Wednesday, Feb. 12. Investor-related material will also be available online prior to the webcast and conference call at http://ir.mplx.com.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX’s assets consist of a majority equity interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in West Virginia.

Investor Relations Contacts:

Beth Hunter (419) 421-2559

Geri Ewing (419) 421-2071

Media Contacts:

Angelia Graves (419) 421-2703

Jamal Kheiry (419) 421-3312

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional Non-GAAP measures to facilitate comparisons of past performance and future periods. This news release and supporting schedules include the Non-GAAP measures adjusted EBITDA and distributable cash flow. We believe certain investors use adjusted EBITDA to evaluate MPLX’s financial performance between periods and to compare MPLX’s performance to certain competitors. We believe certain investors use distributable cash flow to determine the amount of cash generated from the partnership’s operations and available for distribution to its unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to, among other things, MPLX’s expectations, estimates and projections concerning the business and operations of MPLX and MPC. You can identify forward-looking statements by words such as “anticipate,” “believe,”

“estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the issuer’s control and are difficult to predict. Factors that could cause MPLX actual results to differ materially from those in the forward-looking statements include: the adequacy of our capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions and execute our business plan; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by our competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC’s obligations under our commercial agreements; our ability to successfully implement our growth strategy, whether through organic growth or acquisitions; state and federal environmental, economic, health and safety, energy and other policies and regulations; other risk factors inherent to our industry; and the factors set forth under the heading “Risk Factors” in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (SEC). Copies of MPLX’s Form 10-K are available on the SEC website, MPLX’s website at http://ir.mplx.com or by contacting MPLX’s Investor Relations office. Factors that could cause MPC’s actual results to differ materially from those in the forward-looking statements include MPC’s ability to successfully implement growth opportunities and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC. Copies of MPC’s Form 10-K are available on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations office. In addition, unpredictable or unknown factors not discussed here or in MPC’s Form 10-K or MPLX’s Form 10-K could also have material adverse effects on forward-looking statements.

Results of Operations

Factors Affecting Comparability

The following tables present net income attributable to MPLX, adjusted EBITDA attributable to MPLX, and related operational information for the three-month and twelve-month periods ended Dec. 31, 2013, and Dec. 31, 2012. Prior to the IPO on Oct. 31, 2012, MPLX results included minority undivided joint interests in two crude oil pipeline systems that were not contributed to MPLX at the IPO. One hundred percent of the net income related to the assets that were contributed to MPLX was included in results for the three and 12 months ended Dec. 31, 2012, while results for the three and twelve months ended Dec. 31, 2013, reflect only MPLX’s general partner interest by deducting the interest retained by MPC. The Neal, W.Va., butane cavern financial results are included in the three and 12 months ended Dec. 31, 2013 and for the post-IPO fourth quarter 2012 period. Additional differences in revenues and expenses are detailed in the factors affecting the comparability of our financial results in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the MPLX’s Annual Report on Form 10-K. The distributable cash flow attributable to MPLX for the three and 12 months ended Dec. 31, 2012, relates only to the post-IPO time period.

Results of Operations (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In millions, except per-unit data)	2013	2012	2013	2012
Revenues and other income:
Sales and other operating revenues	$18.9	$20.9	$78.9	$74.4
Sales to related parties	100.0	102.0	384.2	367.8
Loss on sale of assets	—	—	—	(0.3)
Other income	1.3	1.9	4.4	6.9
Other income – related parties	5.4	3.5	18.8	13.1

Total revenues and other income	125.6	128.3	486.3	461.9

Costs and expenses:
Cost of revenues (excludes items below)	36.7	37.0	135.9	173.8
Purchases from related parties	25.2	23.1	94.6	44.4
Depreciation	12.6	11.6	48.9	39.4
General and administrative expenses	13.3	12.5	53.7	49.8
Other taxes	1.3	1.6	6.2	11.3

Total costs and expenses	89.1	85.8	339.3	318.7

Income from operations	36.5	42.5	147.0	143.2
Related party interest and other financial income	—	—	—	1.3
Net interest and other financial income (costs)	(0.4)	(0.2)	(1.1)	(0.2)

Income before income taxes	36.1	42.3	145.9	144.3
Provision (benefit) for income taxes	(0.7)	0.2	(0.2)	0.3

Net income	36.8	42.1	146.1	144.0
Less: Net income attributable to MPC-retained interest	16.6	13.2	68.2	13.2

Net income attributable to MPLX LP	20.2	28.9	77.9	130.8
Less: Predecessor income prior to IPO on 10/31/12	—	15.8	—	117.7

Net income attributable to MPLX LP subsequent to IPO	20.2	13.1	77.9	13.1
Less: General partner’s interest in net income attributable to MPLX LP subsequent to IPO	0.5	0.2	1.7	0.2

Limited partners’ interest in net income attributable to MPLX LP	$19.7	$12.9	$76.2	$12.9

Net income attributable to MPLX LP per limited partner unit:
Common (basic)	$0.27	$0.18	$1.05	$0.18
Common (diluted)	0.27	0.18	1.05	0.18
Subordinated (basic and diluted)	0.27	0.17	1.01	0.17

Limited partner units outstanding (basic and diluted):
Common units – Public	19.9	19.9	19.9	19.9
Common units – MPC	17.1	17.1	17.1	17.1
Subordinated units – MPC	37.0	37.0	37.0	37.0

Other Financial Information (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In millions, except per-unit and ratio data)	2013	2012	2013	2012

Quarterly distribution declared per unit(a)	$0.3125	$0.1769	$1.1675	$0.1769

Used/expired volume deficiency credits attributable to MPLX LP	$2.2	$—	$2.5	$—

Adjusted EBITDA attributable to MPLX LP subsequent to IPO	$28.9	$18.2	$111.2	$18.2

Distributable cash flow attributable to MPLX LP subsequent to IPO	$28.3	$16.7	$114.6	$16.7

Distribution declared:
Limited partner units - Public	$6.2	$3.5	$23.2	$3.5
Limited partner units - MPC	16.9	9.5	63.1	9.5
General partner units - MPC	0.5	0.3	1.8	0.3
Incentive distribution rights - MPC	0.1	—	0.1	—

Total distribution declared	$23.7	$13.3	$88.2	$13.3

Coverage ratio	1.19x	1.25x	1.30x	1.25x

(a)	The 2012 quarterly distribution was prorated for the October 31 - December 31, 2012, period.

Reconciliation of Adjusted EBITDA attributable to MPLX LP subsequent to IPO and Distributable Cash Flow attributable to MPLX LP from Net Income (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In millions)	2013	2012	2013	2012
Net Income	$36.8	$42.1	$146.1	$144.0
Less: Net income attributable to MPC-retained interest	16.6	13.2	68.2	13.2

Net income attributable to MPLX LP	20.2	28.9	77.9	130.8
Plus: Net income attributable to MPC-retained interest	16.6	13.2	68.2	13.2
Depreciation	12.6	11.6	48.9	39.4
Provision (benefit) for income taxes	(0.7)	0.2	(0.2)	0.3
Non-cash equity-based compensation	0.6	0.1	1.4	0.1
Related party interest and other financial income	—	—	—	(1.3)
Net interest and other financial costs (income)	0.4	0.2	1.1	0.2

Adjusted EBITDA	49.7	54.2	197.3	182.7
Less: Adjusted EBITDA attributable to MPC-retained interest	20.8	16.4	86.1	16.4

Adjusted EBITDA attributable to MPLX LP	28.9	37.8	111.2	166.3
Less: Predecessor adjusted EBITDA prior to IPO on 10/31/12	—	19.6	—	148.1

Adjusted EBITDA attributable to MPLX LP subsequent to IPO	28.9	18.2	111.2	18.2
Plus: Increase in deferred revenue for committed volume deficiencies	6.0	2.1	18.7	2.1
Less: Cash interest paid, net	0.4	0.2	1.0	0.2
Income taxes paid	0.1	—	0.1	—
Maintenance capital expenditures paid	3.9	3.4	11.7	3.4
Used/expired volume deficiency credits	2.2	—	2.5	—

Distributable cash flow attributable to MPLX LP	$28.3	$16.7	$114.6	$16.7

Reconciliation of Adjusted EBITDA attributable to MPLX LP subsequent to IPO and Distributable Cash Flow attributable to MPLX LP from Net Cash Provided by Operating Activities (unaudited)

	Twelve Months Ended December 31
(In millions)	2013	2012
Net cash provided by operating activities	$212.2	$190.6
Less: Changes in working capital items	23.0	15.9
All other, net	2.4	0.3
Plus: Non-cash equity-based compensation	1.4	0.1
Net loss on disposal of assets	—	(0.3)
Related party interest and other financial income	—	(1.3)
Net interest and other financial costs (income)	1.1	0.2
Current income tax expense (benefit)	(0.3)	0.4
Asset retirement expenditures	8.3	9.2

Adjusted EBITDA	197.3	182.7
Less: Adjusted EBITDA attributable to MPC-retained interest	86.1	16.4

Adjusted EBITDA attributable to MPLX LP	111.2	166.3
Less: Predecessor adjusted EBITDA prior to IPO on 10/31/12	—	148.1

Adjusted EBITDA attributable to MPLX LP subsequent to IPO	111.2	18.2
Plus: Increase in deferred revenue for committed volume deficiencies	18.7	2.1
Less: Cash interest paid, net	1.0	0.2
Income taxes paid	0.1	—
Maintenance capital expenditures paid	11.7	3.4
Used/expired volume deficiency credits	2.5	—

Distributable cash flow attributable to MPLX LP	$114.6	$16.7

Selected Operating Data (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2013	2012	2013	2012
Pipeline throughput (thousands of barrels per day):
Crude oil pipelines	1,010	1,141	1,063	1,147
Product pipelines	855	1,003	911	980

Total	1,865	2,144	1,974	2,127
Average tariff rates ($ per barrel):
Crude oil pipelines	$0.64	$0.62	$0.61	$0.57
Product pipelines	0.59	0.55	0.56	0.51
Total pipelines	0.62	0.59	0.59	0.54

Selected Financial Data (unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
(In millions)	2013	2012	2013	2012
Capital Expenditures(a):
Maintenance	$6.4	$9.7	$21.7	$24.5
Expansion	17.1	17.5	87.8	123.5

Total capital expenditures	23.5	27.2	109.5	148.0
Less: Increase (decrease) in capital accruals	(6.9)	(5.8)	(5.3)	3.2
Asset retirement expenditures	4.9	6.6	8.3	9.2

Additions to property, plant and equipment	$25.5	$26.4	$106.5	$135.6

(a)	Excludes $100 million acquisition of an additional 5 percent interest in MPLX Pipe Line Holdings LP.

Balance Sheet Data (unaudited)

	December 31	December 31
(In millions, except ratio data)	2013	2012
Cash and cash equivalents	$54.1	$216.7
Total assets	1,208.5	1,301.3
Long term debt(a)	10.5	11.3
Total equity	1,114.1	1,226.8
Consolidated total debt to consolidated EBITDA (covenant basis)	0.1	0.1

(a)	Represents one capital lease. Includes amounts due within one year.